UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, UAL Corporation (“UAL”), the holding company whose primary subsidiary is United Air Lines, Inc., (“United” and together with UAL, the “Company”) announced that Frederic F. Brace, Executive Vice President and Chief Financial Officer, will retire from the Company after twenty years of service effective November 1, 2008. Mr. Brace will continue to serve in an advisory role to the Chairman and the Company’s Board of Directors.

Mr. Brace will be succeeded by Kathryn Mikells, who will serve as the Company’s Senior Vice President and Chief Financial Officer effective November 1, 2008. Ms. Mikells, age 42, has been with the Company since 1994, and has been an officer of United since 2003. Most recently she has served as Vice President — Investor Relations since August 2007. Prior to that, Ms. Mikells was the Vice President — Financial Planning and Analysis from August 2006 to July 2007 and Vice President and Treasurer from January 2005 to August 2006. Ms. Mikells was the Vice President of Corporate Real Estate from November 2003 to January 2005. The details regarding Ms. Mikells’ compensation in connection with her new position have not been determined at this time.

The Company’s press release regarding these changes is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by UAL Corporation dated August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By: /s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel and Secretary

Date: August 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by UAL Corporation dated August 15, 2008

* Filed herewith electronically.

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